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     Warburg Pincus Institutional Fund, Inc. - International
          Equity Portfolio

     For the Period November 1, 1994 to October 31, 1995
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          Aggregate Total Return With Waivers:
                    ((9,717-10,000)/10,000) = -2.83%

          Aggregate Total Return Without Waivers:
                    ((9,699-10,000)/10,000) = -3.01%

          Annualized Total Return With Waivers:
            ((9,717/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = -2.83%

          Annualized Total Return Without Waivers:
            ((9,699/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = -3.01%

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* - The preceding expression is being raised to the power 1/1.









     Warburg Pincus Institutional Fund, Inc. - International
          Equity Portfolio

     For the Period September 1, 1992 to October 31, 1995
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          Aggregate Total Return With Waivers:
                    ((16,232-10,000)/10,000) = 62.32%

          Aggregate Total Return Without Waivers:
                    ((16,114-10,000)/10,000) = 61.14%

          Annualized Total Return With Waivers:
            ((16,232/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 16.53%

          Annualized Total Return Without Waivers:
            ((16,114/10,000)[*GRAPHIC OMITTED-SEE FOOTNOTE BELOW] -1) = 16.26%



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* - The preceding expression is being raised to the power 1/3.16712.